March 13, 2026

Alberta Securities Commission
British Columbia Securities Commission
Ontario Securities Commission

RE: Xenon Pharmaceuticals Inc.

Pursuant to a request from the above-mentioned reporting issuer, we wish to advise you of the following information in connection with its Annual Meeting of Shareholders:

Date of meeting:	June 2, 2026
Record date for notice:	April 7, 2026
Record date for voting:	April 7, 2026
Beneficial ownership determination date:	April 7, 2026
Securities entitled to notice:	Common Shares
Securities entitled to vote:	Common Shares
Issuer mailing directly to non-objecting beneficial owners:	No
Issuer will pay for objecting beneficial owner material distribution:	Yes
Issuer using notice-and-access for registered investors:	Yes
Issuer using notice-and-access for non-registered investors:	Yes
Notice-and-access stratification criteria:	N/A

Thank you!

Shelby Behr
Client Success Manager
+1 (919) 410-4412 W
shelby.behr@betanxt.com
Mediant, a BetaNXT business